SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 19, 2004

SAN RAFAEL BANCORP

(Exact name of registrant as specified in its charter)

California	333-105991	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 454-1212

N/A
(Former name or former address, if changed since last report)

Item 7.                                Financial Statements and Exhibits.

(b)             Exhibits

99.1                           Press release announcing oversubscription of San Rafael Bancorp’s public offering of common stock.

Item 5.                                Other Events and Regulation FD Disclosure

On February 19, 2004, San Rafael Bancorp issued a press release announcing the oversubscription of its public offering of common stock,  A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2004	SAN RAFAEL BANCORP

/s/ Michael Moulton
Michael Moulton, Chief Financial Officer
(Principal Financial Officer)